UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 3, 2006

Alliant Energy Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-9894	39-1380265
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4902 North Biltmore Lane, Madison, Wisconsin		53718
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(608) 458-3311

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[	] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[	] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                   Results of Operations and Financial Condition.

On August 3, 2006, Alliant Energy Corporation (“Alliant Energy”) issued a press release announcing its earnings for the second quarter ended June 30, 2006 and updated earnings guidance for 2006. A copy of such press release is furnished as Exhibit 99.1 and is incorporated by reference herein. Alliant Energy has included the following non-GAAP (accounting principles generally accepted in the United States of America) financial information in its press release: 1) second quarter 2005 earnings from continuing operations excluding a Brazil non-cash asset valuation charge, and 2) 2006 earnings guidance excluding debt repayment premiums. Alliant Energy has reported this non-GAAP financial information as an alternate measure to enable investors to better understand the operating performance of Alliant Energy.

Item 8.01	Other Events.

On August 3, 2006, Alliant Energy issued a press release announcing that its Board of Directors approved a plan to repurchase up to $200 million of Alliant Energy’s common stock by the end of 2007. Repurchases may be made from time-to-time on the open market, in privately-negotiated transactions and/or from accelerated share repurchases. The share repurchase plan will be funded from available cash balances and proceeds from anticipated non-regulated asset sales. A copy of such press release is attached as Exhibit 99.1 and the section captioned “Share Repurchase Program” is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits. The following exhibits are being furnished herewith:
(99.1)	Alliant Energy Corporation press release dated August 3, 2006, however, the section of Exhibit 99.1 captioned “Share Repurchase Program” is being filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: August 3, 2006	By: /s/ John E. Kratchmer
John E. Kratchmer
Vice President-Controller and
Chief Accounting Officer

ALLIANT ENERGY CORPORATION

Exhibit Index to Current Report on Form 8-K

Dated August 3, 2006

Exhibit

Number

(99.1)	Alliant Energy Corporation press release dated August 3, 2006.

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